Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46422, 333-60268, 333-75496, 333-82702, 333-90770, 333-103151, 333-105542, 333-105545, 333-112709, 333-116907, 333-122715, 333-127207 and 333-151236) of Virage Logic Corporation of our report dated September 9, 2008 relating to the financial statements of the Impinj NVM business (a carve-out of Impinj, Inc.), which appears in this Current Report on Form 8-K/A of Virage Logic Corporation dated September 9, 2008.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

September 9, 2008